UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2008

LINENS HOLDING CO.

LINENS ’N THINGS, INC.

LINENS ’N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware	333-135646-12	20-4192917
Delaware	001-12381	22-3463939
California	333-135646-11	59-2740308
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(973) 778-1300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.              Bankruptcy or Receivership.

On May 2, 2008, Linens Holding Co. (“Holding”) and each of its direct and indirect U.S. subsidiaries, including Linens ‘n Things, Inc. (“LNT”) and Linens ‘n Things Center, Inc. (“Center” and, together with Holding, LNT, and each of the direct and indirect U.S. subsidiaries of Holding, the “Debtors”), filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.  Holding’s indirect Canadian subsidiaries are not included in the U.S. bankruptcy filings and no bankruptcy, insolvency, or similar proceedings have been initiated in Canada with respect to the Canadian subsidiaries.

In connection with the Chapter 11 Petitions, the Debtors filed motions seeking Bankruptcy Court approval of a Senior Secured, Super-Priority Debtor-in-Possession and Exit Option Credit Agreement (the “DIP Credit Agreement”) among LNT and Center, as U.S. Borrowers, Linens ‘n Things Canada Corp., as Canadian Borrower, Holding, as Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto, General Electric Capital Corporation, as U.S. Administrative Agent, GE Canada Finance Holding Company, as Canadian Administrative Agent, and the other Agents party thereto.  The DIP Credit Agreement, substantially in the form attached to the motions filed with the Bankruptcy Court, provides for a revolving credit commitment of up to $700.0 million (the “Revolver”), with a non-debtor-in-possession Canadian subfacility of the Revolver of up to $50.0 million.

On May 2, 2008, Holding issued a press release relating to the foregoing (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04.              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Petitions described in Item 1.03 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Debtors (the “Debt Documents”).  As a result of such an event of default or triggering event, all obligations under the Debt Documents would by the terms of the Debt Documents have or may have become automatically and immediately due and payable.  The Debtors believe that any efforts to enforce such payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Petitions in the Bankruptcy Court.  The Debt Documents include the following:

•      $650.0 million of Senior Secured Floating Rate Notes due 2014 issued by LNT and Center and the Indenture dated as of February 14, 2006 with respect thereto; and

•      various capital leases and/or operating leases, some or all of which may require notice to the respective Debtor before the occurrence of an event of default or triggering event.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Robert J. DiNicola has resigned as President and Chief Executive Officer of Holding and its direct and indirect subsidiaries (collectively, the “Companies”) effective with the filing of the Chapter 11 Petitions on May 2, 2008.  Mr. DiNicola continues to serve as executive Chairman of the Board of each of the Companies.

(c)           Holding and LNT have appointed new officers in connection with the filing of the Chapter 11 Petitions.  The appointments were announced in the Press Release.

Michael F. Gries

Effective with the filing of the Chapter 11 Petitions on May 2, 2008, Michael F. Gries was appointed Chief Restructuring Officer and Interim Chief Executive Officer of each of the Companies.  Mr. Gries, age 53, is a noted

financial restructuring expert and has over 25 years of experience advising companies and creditors on complex corporate reorganizations. Mr. Gries is a Co-Founder of Conway, Del Genio, Gries & Co., LLC (“CDG”) and has been a member of CDG since 1998.  Prior to that time, he was a senior partner at Ernst & Young LLP.

Holding, LNT, and Center have engaged CDG to provide restructuring management services to the Companies pursuant to the terms of a letter agreement dated May 1, 2008 between CDG and each of Holding, LNT, and Center (the “Engagement Agreement”).  The restructuring management services pursuant to the Engagement Agreement include, but are not limited to, providing the services of Mr. Gries as Chief Restructuring Officer and Interim Chief Executive Officer.  The Engagement Agreement provides that CDG will receive a $200,000 monthly fee.  Upon completion of a Restructuring (as defined in the Engagement Agreement), CDG will receive, without duplication, a fee in an amount equal to $3.0 million.  CDG is also entitled to be indemnified by the Company in relation to its engagement and to be reimbursed for certain out-of-pocket expenses as set forth in the Engagement Agreement.

Mr. Gries is not an employee of any of the Companies and will not receive any direct compensation from any of the Companies as an employee or as an officer.

F. David Coder

Effective on May 2, 2008, F. David Coder, formerly the Executive Vice President, Store Operations of Holding and LNT, was promoted to the positions of President and Chief Operating Officer of each of the Companies.

In connection with his promotion, LNT entered into a Second Amended and Restated Employment Agreement (the “New Employment Agreement”) with Mr. Coder on May 1, 2008, to be effective on May 2, 2008, to serve as President and Chief Operating Officer.  The New Employment Agreement is substantially the same as the Amended and Restated Employment Agreement dated May 9, 2006 (the “Old Employment Agreement”) between LNT and Mr. Coder.  The New Agreement provides for an initial term ending on December 31, 2009, which is the same as the term in effect immediately prior to the promotion under the Old Employment Agreement.  The New Agreement also provides for an annual base salary increase to $500,000 from $440,000.  A description of Mr. Coder’s Old Employment Agreement is included in Holding’s Annual Report on Form 10-K for the year ended December 29, 2007, and is incorporated herein by reference.

The description of the New Employment Agreement contained herein does not purport to be complete and is qualified in it entirety by reference to the New Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                    Exhibits.

10.1	Second Amended and Restated Employment Agreement dated May 1, 2008, and effective as of May 2, 2008, by and between Linens ‘n Things, Inc. and F. David Coder.

99.1	Press Release of Linens Holding Co. dated May 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2008

LINENS HOLDING CO.
LINENS ’N THINGS, INC.
LINENS ’N THINGS CENTER, INC.
(Registrants)

By:	/s/ FRANCIS M. ROWAN
Francis M. Rowan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement dated May 1, 2008, and effective as of May 2, 2008, by and between Linens ‘n Things, Inc. and F. David Coder.

99.1	Press Release of Linens Holding Co. dated May 2, 2008.